EXHIBIT 99.1

GTSI REPORTS RECORD 4TH QUARTER AND YEARLY SALES
------------------------------------------------

Approaches a Billion Dollar in Annual Sales

         2003 HIGHLIGHTS
         ---------------
         o    NUMBER ONE FEDERAL PARTNER FOR PANASONIC, SUN MICROSYSTEMS AND APC
         o    ISO 9001:2000 CERTIFIED
         o    ITES, US COMMUNITIES CONTRACT AWARDS

CHANTILLY, VA. - February 12, 2004 - GTSI(R) Corp (Nasdaq: GTSI), a leading government technology solutions provider, today announced financial results for the quarter and year ended December 31, 2003, and monthly sales (see attached tables).

For the fourth quarter 2003 GTSI reported sales of $312.5 million, an 11.5% increase over the same period a year ago. The company is taking a one-time special charge in the fourth quarter of $6.0 million for a write-off associated with the development and implementation of an enterprise resource planning system. For the fourth quarter, GTSI reported net income of $323,000 ($0.04 per diluted share). Excluding the one-time special charge net income was $4.0 million ($0.44 per diluted share).

For the year, GTSI reported earnings of $3.2 million ($0.35 per diluted share), or $6.9 million ($0.76 per diluted share) before the one-time special charge.

STRENGTH OF BUSINESS MODEL
--------------------------

"In 2003, GTSI continued to strengthen its business model and improve the delivery of information technology products to our government customers," said Dendy Young, Chairman and Chief Executive Officer of GTSI. "The company increased its fourth quarter revenue, expanded the portfolio of technology products, and generated a GTSI record $954.1 million in sales for fiscal 2003."

"Despite federal budget and war-related uncertainties in the first half of the year, GTSI made significant progress in expanding sales coverage and activity in 2003," said Mr. Young. "Strong bookings in September and the fourth quarter are expected to give us positive momentum going into 2004."

The company's customer mix in 2003 was 40% Department of Defense, 33% Civilian agencies and departments, 22% prime contractors, and 5% state and local government business.

Leading revenue-generating offerings for the year were mobile and desktop computers, enterprise computers, software, networking, services and enterprise storage. GTSI's top revenue generating partners for 2003 included Panasonic, HP, Sun, Cisco, and Microsoft.

FOURTH QUARTER FINANCIAL RESULTS
--------------------------------

GTSI's fourth quarter 2003 sales were $312.5 million, up 11.5% from the prior year's quarter. Operating expenses were $30.4 million, or $24.4 million before the one-time special charge. Net income was $323,000 for the fourth quarter of 2003, or $4.0 million before the one-time special charge.

Gross margin in the fourth quarter of 2003 increased to 9.7% of total sales from 9.2% of total sales in 2002. This increase is due primarily to the January 1, 2003 adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)," which resulted in reclassifying in 2003 certain vendor funds as a reduction in cost of sales. EITF Issue No. 02-16 effects are discussed in the "New Accounting Pronouncement" section of this release.

YEAR-END FINANCIAL RESULTS
--------------------------

GTSI's 2003 full year sales were $954.1 million, up 2.1% from 2002. Operating expenses were $94.3 million, or $88.3 million before the one-time special charge. Net income for 2003 was $3.2 million ($0.35 per diluted share), or $6.9 million ($0.76 per diluted share) before the one-time special charge.

Gross margin in 2003 increased to 10.1% of total sales from 8.3% of total sales. This increase is due primarily to the January 1, 2003 adoption of Emerging Issues Task Force ("EITF") Issue No. 02-16, "Accounting for Consideration Received from a Vendor by a Customer (Including a Reseller of the Vendor's Products)," which resulted in reclassifying in 2003 certain vendor funds as a reduction in cost of sales. EITF Issue No. 02-16 effects are discussed in the "New Accounting Pronouncement" section of this release.

ERP RELATED SPECIAL CHARGE
--------------------------

The one-time special charge of $6.0 million is due to a write-off of capitalized assets associated with the design and implementation of an enterprise resource planning (ERP) system. Implementation of the ERP system is designed to improve management information and gain operating efficiencies. During the fourth quarter, GTSI determined that continuing to pursue a highly customized ERP solution was not in the company's best interest due to the higher level of development risk and the higher total cost of ownership associated with maintaining a customized solution The company has changed its strategy and will implement a standard ERP system, which is expected to lower the risk, compress the delivery time, provide significant value sooner, and reduce overall project expenses. Due to this change in strategy, $6.0 million of capitalized assets related to the customized solution was determined to not have future economic value. The enterprise software and hardware for a standard ERP system purchased to date will be fully utilized in the roll out of the new ERP.

GTSI has made considerable progress in its efforts to update and enhance its IT infrastructure. In the course of the last year, GTSI has implemented several new parts of the ERP focused on human resources and finance. It is anticipated that the final implementation of the supply chain and customer relationship management components of the ERP will occur by the fourth quarter of 2004.

DECEMBER 2003 AND JANUARY 2004 MONTHLY SALES
--------------------------------------------

Sales for December 2003 were $106.3 million, representing a 24.2% increase of average daily sales from December 2002 of $81.7 million. Month-end total backlog for December was $102.8 million or a 12.6% increase versus $91.3 million for the same period last year.

Sales for January 2004 were $58.4 million, representing a 14.4% increase of average daily sales from January 2003 of $53.5 million. Month-end total backlog for January was $89.6 million or a 3.1% decrease versus $92.5 million for the same period last year, while net bookings for January 2004 totaled $45.2 million as compared to $54.7 million for January 2003, a 13.4% decrease (see attached table).

FINANCIAL POSITION
------------------

Tom Mutryn, GTSI's Senior Vice President and Chief Financial Officer, commented, "GTSI's balance sheet remains one of the strongest in the industry. The company has no long-term debt, had no outstanding bank borrowing as of the date of this release, and has an ample credit facility to meet the revolving credit and distribution financing needs."

"We remain focused on creating a cost-efficient and productive organization making good capital decision, while simultaneously investing in areas of our business to provide longer term revenue and earnings growth," said Mr. Mutryn. "Expense comparisons for the fourth quarter of 2003 versus the fourth quarter of 2002 are impacted by the special charge of $6.0 million, the effect of applying EITF No. 02-16 which reduced fourth quarter 2002 expense by $3.5 million, and a $1.4 million expense credit in 2002 associated with the reversal of a bad debt accrual. Adjusted for these three items, fourth quarter expense in 2003 rose $1.2 million or 5.5% compared to the same period last year."

NEW ACCOUNTING PRONOUNCEMENT
----------------------------

For comparative purposes, if the Company had applied EITF No. 02-16 to the three-months ended December 31, 2002; gross margin for the fourth quarter would have increased year-over-year from $29.2 million to $30.5 million for the fourth quarter 2003. Gross margin percentage for the fourth quarter would have decreased from 10.4% in 2002 to 9.7% in 2003. Additionally, expenses would have increased from $21.8 million to $30.4 million, or from $21.8 million to $24.4 before special charge.

For comparative purposes, if the Company had applied EITF No. 02-16 to the year ended December 31, 2002; gross margin for the year would have increased from $90.0 million to $96.8 million for the year ended December 31, 2003. Gross margin percentage for the year would have increased from 9.6% to 10.1% for the year. Additionally, expenses would have increased from $78.8 million to $94.3 million, or from $78.8 million to $88.3 million before special charge.

CONFERENCE CALL
---------------

An investor conference call to discuss fourth quarter and full year results is scheduled for 11:00 a.m. Eastern Time February 12, 2004. Interested parties are invited to participate by calling 800-729-7758 or 706-643-1075, pass code 5336294. In addition, you may access the web cast on GTSI's Investor Relations page (www.gtsi.com/ir). To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm EST, February 18, 2004. To access the replay, please dial 800-642-1687 or 706-645-9291, pass code 5336294.

ABOUT GTSI CORP.
----------------

GTSI Corp. is an information technology (IT) solutions leader, focusing exclusively on Federal, State, and Local government customers worldwide. For two decades, GTSI has served those customers by teaming with global IT leaders like Hewlett-Packard, Panasonic, Microsoft, Cisco, and Sun Microsystems. Offering a broad range of products and services, an extensive contract portfolio, and ISO 9001:2000 standard for quality management, GTSI uses its unique Technology Teams to deliver "best of breed" solutions that help government customers do their job more effectively. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at GTSI.com/About.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management -- including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts as well as new vendor relationships -- may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company's most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other Countries. All trade names are the property of their respective owners.

GTSI CONTACT:
-------------
Paul Liberty
Director of Investor Relations
703.502.2540
paul.liberty@gtsi.com
---------------------

                                   ### ### ###

THE FOLLOWING TABLES PRESENT OUR FINANCIAL RESULTS FOR THE QUARTERS ENDED DECEMBER 31, 2003 AND 2002, AS REPORTED IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES ("GAAP") AND THOSE RESULTS ADJUSTED TO EXCLUDE A ONE-TIME ERP RELATED SPECIAL CHARGE AND TO RECONCILE THE EFFECT OF APPLYING EITF NO. 02-16. WE HAVE PRESENTED THESE TABLES BECAUSE OF THE SPECIAL NATURE OF THE ONE-TIME SPECIAL CHARGE AND TO APPLY A COMPARABLE BASIS OF MEASURE OF THE EFFECT OF APPLYING EITF NO. 02-16 FROM PERIOD TO PERIOD. WE BELIEVE THAT SUCH MEASURES PROVIDE INVESTORS WITH A VIEW OF OUR ONGOING BUSINESS TRENDS AND RESULTS OF OPERATIONS. THIS IS CONSISTENT WITH THE APPROACH USED BY MANAGEMENT IN ITS EVALUATION AND MONITORING OF SUCH TRENDS AND RESULTS AND PROVIDES INVESTORS WITH A BASE FOR EVALUATING FUTURE PERIODS.

While we consider the non-GAAP financial measures useful in analyzing our results, it is not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with GAAP.

                                   GTSI Corp.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                   Three Months
                                                    December 31,          Change from 2002
                                              ----------------------   -----------------------
                                                 2003         2002       Actual    Percentage
                                             ----------    ---------   ---------   ----------
Sales                                         $ 312,457    $ 280,149   $  32,308      11.5%
Cost of sales                                   282,001      254,505      27,496      10.8%
                                              ---------    ---------   ---------      ----
Gross margin                                     30,456       25,644       4,812      18.8%

Operating expenses excluding special charge      24,392       18,272       6,120      33.5%
Special charge                                    5,972           --       5,972     100.0%
                                              ---------    ---------   ---------     -----
Operating expenses                               30,364       18,272      12,092      66.2%

Income from operations                               92        7,372      (7,280)    -98.8%
Interest income, net                                515          851        (336)    -39.5%
                                              ---------    ---------   ---------     -----
Income before income taxes                          607        8,223      (7,616)    -92.6%
Income tax provision                                284        3,144      (2,860)    -91.0%
                                              ---------    ---------   ---------     -----
Net income                                    $     323    $   5,079   $  (4,756)    -93.6%
                                              =========    =========   =========     =====
Basic net income per share                    $    0.04    $    0.60   $   (0.56)    -93.5%
                                              =========    =========   =========     =====
Diluted net income per share                  $    0.04    $    0.54   $   (0.50)    -92.6%
                                              =========    =========   =========     =====
Weighted average shares outstanding:
Basic                                             8,343        8,439         (96)     -1.1%
                                              =========    =========   =========     =====
Diluted                                           9,208        9,402        (194)     -2.1%
                                              =========    =========   =========     =====

                                   GTSI Corp.
               Consolidated Statements of Operations, As Adjusted
                      (in thousands, except per share data)

                                                 Three Months
                                                 December 31,            Change from 2002
                                            ---------------------    -----------------------
                                               2003        2002        Actual     Percentage
                                            ---------   ---------    ---------    ----------
Sales                                       $ 312,457   $ 280,149    $  32,308        11.5%
Cost of sales                                 282,001     254,505       27,496        10.8%
Effect of EITF No. 02-16                           --      (3,519)       3,519      -100.0%
                                            ---------    ---------   ---------      ------
Gross margin                                   30,456      29,163        1,293         4.4%

Operating expenses less special charge         24,392      18,272        6,120        33.5%
Effect of EITF No. 02-16                           --       3,519       (3,519)     -100.0%
                                            ---------    ---------   ---------      ------
Operating expenses, as adjusted                24,392      21,791        2,601        11.9%

Income from operations, as adjusted             6,064       7,372       (1,308)      -17.7%
Interest income, net                              515         851         (336)      -39.5%
                                            ---------    ---------   ---------      ------
Income before income taxes, as adjusted         6,579       8,223       (1,644)      -20.0%
Income tax provision                            2,542       3,144         (602)      -19.1%
                                            ---------    ---------   ---------      ------
Net income, as adjusted                     $   4,037   $   5,079    $  (1,042)      -20.5%
                                            =========   =========    =========      ======
Basic net income per share, as adjusted     $    0.48   $    0.60    $   (0.12)      -20.0%
                                            =========   =========    =========      ======
Diluted net income per share, as adjusted   $    0.44   $    0.54    $   (0.10)      -18.5%
                                            =========   =========    =========      ======
Weighted average shares outstanding:
Basic                                           8,343       8,439          (96)       -1.1%
                                            =========   =========    =========      ======
Diluted                                         9,208       9,402         (194)       -2.1%
                                            =========   =========    =========      ======

The following tables present our financial results for the fiscal years ended December 31, 2003 and 2002, as reported in conformity with generally accepted accounting principles in the United States ("GAAP") and those results adjusted to exclude a one-time ERP related special charge and to reconcile the effect of applying EITF No. 02-16. We have presented these tables because of the special nature of the one-time special charge and to apply a comparable basis of measure of the effect of applying EITF No. 02-16 from period to period. We believe that such measures provide investors with a view of our ongoing business trends and results of operations. This is consistent with the approach used by management in its evaluation and monitoring of such trends and results and provides investors with a base for evaluating future periods.

While we consider the non-GAAP financial measures useful in analyzing our results, it is not intended to replace, or act as a substitute for, any presentation included in the consolidated financial statements prepared in conformity with GAAP.

                                   GTSI Corp.
                      Consolidated Statements of Operations
                      (in thousands, except per share data)

                                                    Year Ended
                                                   December 31,        Change from 2002
                                              -------------------   -----------------------
                                                2003      2002      Actual      Percentage
                                              --------   --------   --------    -----------
Sales                                         $954,118   $934,730   $ 19,388         2.1%
Cost of sales                                  857,334    857,105        229         0.0%
                                              --------   --------   --------      ------
Gross margin                                    96,784     77,625     19,159        24.7%

Operating expenses excluding special charge     88,347     66,499     21,848        32.9%
Special charge                                   5,972         --      5,972       100.0%
                                              --------   --------   --------      ------
Operating expenses                              94,319     66,499     27,820        41.8%
Income from operations                           2,465     11,126     (8,661)      -77.8%

Interest income, net                             2,832      4,520     (1,688)      -37.3%
                                              --------   --------   --------      ------
Income before income taxes                       5,297     15,646    (10,349)      -66.1%
Income tax provision                             2,118      6,113     (3,995)      -65.4%
                                              --------   --------   --------      ------
Net income                                    $  3,179   $  9,533   $ (6,354)      -66.7%
                                              ========   ========   ========      ======
Basic net income per share                    $   0.38   $   1.15   $  (0.77)      -67.0%
                                              ========   ========   ========      ======
Diluted net income per share                  $   0.35   $   1.04   $  (0.69)      -66.3%
                                              ========   ========   ========      ======
Weighted average shares outstanding:
Basic                                            8,349      8,302         47         0.6%
                                              ========   ========   ========      ======
Diluted                                          9,116      9,156        (40)       -0.4%
                                              ========   ========   ========      ======

                                   GTSI Corp.
               Consolidated Statements of Operations, As Adjusted
                      (in thousands, except per share data)


                                                    Year Ended
                                                   December 31,        Change from 2002
                                              -------------------   -----------------------
                                                2003      2002      Actual      Percentage
                                              --------   --------   --------    -----------
Sales                                         $954,118   $934,730   $ 19,388         2.1%
Cost of sales                                  857,334    857,105        229         0.0%
Effect of EITF No 02-16                             --    (12,330)    12,330      -100.0%
                                              --------   --------   --------      ------
Gross margin                                    96,784     89,955      6,829         7.6%

Operating expenses less special charge          88,347     66,499     21,848        32.9%
Effect of EITF No 02-16                             --     12,330    (12,330)     -100.0%
                                              --------   --------   --------      ------
Operating expenses, as adjusted                 88,347     78,829      9,518        12.1%

Income from operations, as adjusted              8,437     11,126     (2,689)      -24.2%

Interest income, net                             2,832      4,520     (1,688)      -37.3%
                                              --------   --------   --------      ------
Income before income taxes, as adjusted         11,269     15,646     (4,377)      -28.0%

Income tax provision                             4,376      6,113     (1,737)      -28.4%
                                              --------   --------   --------      ------
Net income, as adjusted                       $  6,893   $  9,533   $ (2,640)      -27.7%
                                              ========   ========   ========      ======
Basic net income per share, as adjusted       $   0.83   $   1.15   $  (0.32)      -27.8%
                                              ========   ========   ========      ======
Diluted net income per share, as adjusted     $   0.76   $   1.04   $  (0.28)      -26.9%
                                              ========   ========   ========      ======
Weighted average shares outstanding:
Basic                                            8,349      8,302         47         0.6%
                                              ========   ========   ========      ======
Diluted                                          9,116      9,156        (40)       -0.4%
                                              ========   ========   ========      ======

                                   GTSI Corp.
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                            December 31,   December 31,    Change from       % Change from
                                               2003           2002       December 31, 2002  December 31, 2002
                                            ------------   ------------  -----------------  -----------------
ASSETS
Current assets:
     Cash                                    $    177       $     32        $    145            453.1%
     Accounts receivable                      181,988        139,472          42,516             30.5%
     Merchandise inventory                     55,987         56,039             (52)             0.0%
     Other current assets                      15,490         15,080             410              2.7%
                                             --------       --------        --------            -----
          Total current assets                253,642        210,623          43,019             20.4%
Property and equipment, net                    10,670         11,707          (1,037)            -8.9%
Other assets                                    4,449          2,588           1,861             71.9%
                                             --------       --------        --------            -----
TOTAL ASSETS                                 $268,761       $224,918        $ 43,843             19.5%
                                             ========       ========        ========            =====

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable to banks                  $ 12,813       $  7,539        $  5,274             70.0%
     Accounts payable                         152,435        122,432          30,003             24.5%
     Accrued liabilities                       19,491         13,412           6,079             45.3%
     Accrued warranties                         4,555          4,404             151              3.4%
                                             --------       --------        --------            -----
          Total current liabilities           189,294        147,787          41,507             28.1%
Other liabilities                               1,522          1,640            (118)            -7.2%
                                             --------       --------        --------            -----
          Total liabilities                   190,816        149,427          41,389             27.7%
Stockholders' equity                           77,945         75,491           2,454              3.3%
                                             --------       --------        --------            -----
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $268,761       $224,918        $ 43,843             19.5%
                                             ========       ========        ========            =====


                                                            GTSI Corp.
                                                         Monthly Results
                   -------------------------------------------------------------------------------------------------------------
                                                 Year-over-                                                          Year-over-
                                                Year Change        Month-End                            Monthly     Year Change
                 Business Days    Sale ($ in   Average Daily     Total Backlog      Year-over-          Bookings    Average Daily
                   in Month        Millions)       Sales        ($ in Millions)    Year Change        (in Millions)   Bookings
                   --------        ---------       -----        ---------------    -----------        ------------- -------------
January 2002          22           $  46.8           --           $   72.2              --            $   42.4           --
February 2002         19              50.3           --               99.7              --                77.8           --
March 2002            20              79.6           --               93.5              --                73.4           --
April 2002            22              46.0           --              102.8              --                55.3           --
May 2002              22              61.4           --              115.3              --                73.9           --
June 2002             20              93.6           --              118.4              --                96.7           --
July 2002             22              74.2           --              121.9              --                77.7           --
August 2002           22              82.6           --              131.2              --                91.9           --
September 2002        20             120.0           --              203.6              --               192.4           --
October 2002          23             104.5           --              161.2              --                62.1           --
November 2002         19              94.0           --              106.6              --                39.4           --
December 2002         21              81.7           --               91.3              --                66.4           --
January 2003          22              53.5        14.3%               92.5            28.1%               54.7         29.0%
February 2003         19              55.8        10.9%               85.1           -14.6%               48.4        -37.8%
March 2003            21              69.6       -16.7%               72.2           -22.8%               56.7        -26.4%
April 2003            22              48.3         5.0%               89.8           -12.7%               65.9         19.2%
May 2003              20              60.4         8.2%               86.8           -24.7%               57.4        -14.6%
June 2003             21              81.0       -17.6%              106.2           -10.3%              100.4         -1.1%
July 2003             22              75.5         1.8%              116.5            -4.4%               85.8         10.4%
August 2003           21              65.4       -17.1%              131.6             0.3%               80.5         -8.2%
September 2003        21             132.2         4.9%              228.3            12.1%              228.9         13.3%
October 2003          23             113.0         8.1%              192.9            19.7%               77.6         25.0%
November 2003         18              93.2         4.7%              144.0            35.1%               44.3         18.7%
December 2003         22             106.3        24.2%              102.8            12.6%               65.1         -6.4%
January 2004          21              58.4        14.4%               89.6            -3.1%               45.2        -13.4%
